Exhibit 4.3

FIFTH SUPPLEMENTAL INDENTURE

This Supplemental Indenture is entered into as of November 12, 2014 (this “Supplemental Indenture”), by and among Truven Health Analytics Inc. (formerly known as Thomson Reuters (Healthcare) Inc.), a Delaware corporation (the “Issuer”), Truven Holding Corp. (formerly known as VCPH Holding Corp.) (the “Parent Guarantor”), Simpler North America, LLC (“Simpler NA”), Simpler Consulting, LLC (“Simpler Consulting”) and Joan Wellman and Associates, Inc. (“JWA”, and collectively, with the Parent Guarantor, Simpler NA and Simpler Consulting, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, Wolverine Healthcare Analytics, Inc., as the issuer, VCPH Holding Corp., as the guarantor, and the Trustee have heretofore executed and delivered an Indenture dated as of June 6, 2012, as supplemented by (i) a supplemental indenture dated as of June 6, 2012, among Wolverine Healthcare Analytics, Inc., Thomson Reuters (Healthcare) Inc. (assuming obligations of Wolverine Healthcare Analytics, Inc. under the Indenture) and the Trustee, (ii) a second supplemental indenture dated as of June 5, 2013, among the Issuer, the Parent Guarantor and the Trustee (relating to conditions for the release of the guarantee of the Parent Guarantor), (iii) a third supplemental indenture dated as of November 3, 2014, among Simpler NA, Simpler Consulting, the Issuer, the Parent Guarantor and the Trustee (to add guarantors) and (iv) a fourth supplemental indenture dated as of November 5, 2014, among the Issuer, the Guarantors and the Trustee (to add a guarantor) (as so supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $327.15 million of 10.625% Senior Notes due 2020 of the Issuer (the “Initial Notes”);

WHEREAS, Section 2.2 of the Indenture provides that Additional Notes (as defined in the Indenture) ranking pari passu with the Initial Notes (as defined in the Indenture) may be created and issued from time to time by the Issuer (subject to the Issuer’s compliance with Section 3.2 of the Indenture) and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; and

WHEREAS, the Issuer and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing $40,000,000 in aggregate principal amount of Additional Notes, having terms substantially identical in all material respects to the Initial Notes (together with the Initial Notes, the “Notes”);

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all things have been done to make this Supplemental Indenture a legal, valid and binding agreement.

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NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

ADDITIONAL NOTES

SECTION 2.1 Additional Notes.  As of the date hereof, the Issuer will issue the Additional Notes under the Indenture, having terms substantially identical in all material respects to the Initial Notes, at an issue price of 103.00%, plus accrued and unpaid interest from June 1, 2014.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture.  Each Guarantor shall guarantee such Additional Notes as set forth in Article X of the Indenture.

SECTION 2.2 Form of Additional Notes. The Additional Notes shall initially be evidenced by one or more Global Notes (each, a “Global Note”), substantially in the form of Exhibit A hereto.

SECTION 2.3 Authentication of Additional Notes.  The Trustee shall, pursuant to an Authentication Order delivered in accordance with Section 2.2 of the Indenture, authenticate and deliver the Additional Notes for an aggregate principal amount specified in such Authentication Order.

ARTICLE III

MISCELLANEOUS

SECTION 3.1 Ratification of Indenture; Fifth Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.2 No Recourse Against Others. An incorporator, director, officer, employee or stockholder of the Issuer or any Guarantor or any of their parent companies, solely

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by reason of this status, shall not have any liability for any obligations of the Issuer or any Guarantor under the Additional Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting an Additional Note, each Holder of Additional Notes waives and releases all such liability. The waiver and release are a part of the consideration for the issuance of the Additional Notes.

SECTION 3.3 Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.4 Waiver of Jury Trial.  THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEES AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 3.5 Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.6 Headings.  The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TRUVEN HEALTH ANALYTICS INC.

By:	/s/ Mike Boswood
Name:	Mike Boswood
Title:	President & CEO

TRUVEN HOLDING CORP., as a Guarantor

By:	/s/ Mike Boswood
Name:	Mike Boswood
Title:	President & CEO

SIMPLER CONSULTING, LLC, as a Guarantor

By:	/s/ Mike Boswood
Name:	Mike Boswood
Title:	President & CEO

SIMPLER NORTH AMERICA, LLC, as a Guarantor

By:	/s/ Mike Boswood
Name:	Mike Boswood
Title:	President & CEO

JOAN WELLMAN AND ASSOCIATES, INC., as a Guarantor

By:	/s/ Mike Boswood
Name:	Mike Boswood
Title:	President & CEO

[Signature Page to Fifth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

[Signature Page to Fifth Supplemental Indenture]

EXHIBIT A: Form of Series A Note

 [FORM OF FACE OF SERIES A NOTE]

[Applicable Restricted Notes Legend]
[Depository Legend, if applicable]

[OID Legend, if applicable]

[Temporary Regulation S Legend, if applicable]

No. [ ]	Principal Amount $[ ] [as revised by the Schedule of Increases and Decreases in Global Note attached hereto](1)
CUSIP NO. (2)

TRUVEN HEALTH ANALYTICS INC.

10.625% Senior Notes due 2020

Truven Health Analytics Inc., a Delaware corporation (the “Issuer”), promises to pay to [Cede & Co.](1), or its registered assigns, the principal sum of                                Dollars, [as revised by the Schedule of Increases and Decreases in Global Note attached hereto](1), on June 1, 2020.

Interest Payment Dates:  June 1 and December 1, commencing on December 1, 2014

Record Dates:  May 15 and November 15

Additional provisions of this Note are set forth on the other side of this Note.

(1)	Insert in Global Notes only
(2)	144A — 89845X AB5
Reg S — U55307 AA7

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

TRUVEN HEALTH ANALYTICS INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A., as Trustee,

certifies that this is one of the

Notes referred to in the Indenture.

By:		Date:
Authorized Officer

[FORM OF REVERSE SIDE OF NOTE]

TRUVEN HEALTH ANALYTICS INC.

10.625% Senior Notes due 2020

Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

1.   Interest

Truven Health Analytics Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at the rate of 10.625% per annum, which shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 1, 2014.  The Issuer shall pay interest on overdue principal at the rate specified herein, and it shall pay interest on overdue installments of interest (including Additional Interest) at the same rate to the extent lawful. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuer shall make each interest payment in cash semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2014, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) to Holders of record of Notes on the immediately preceding May 15 and November 15.

In addition to the rights provided to Holders under the Indenture, Holders of Registrable Securities shall have all rights set forth in the Registration Rights Agreement, dated as of November 12, 2014, among Truven Health Analytics Inc., Truven Holding Corp., Simpler North America, LLC, Simpler Consulting, LLC, Joan Wellman and Associates, Inc. and J.P. Morgan Securities LLC, as initial purchaser (the “Registration Rights Agreement”), including the right to receive Additional Interest in certain circumstances. If applicable, Additional Interest shall be paid to the same Persons, in the same manner and at the same times as regular interest.

2.   Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium or interest when due.  Interest on any Note which is payable, and is timely paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the preceding May 15 and November 15 at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3 of the Indenture.  The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of Paying Agent or Registrar designated by the Issuer maintained for such purpose in the United States or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.3 of the Indenture; provided, however, that, at the option of the Issuer, the principal of (and premium, if any) and interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository.

3.   Paying Agent and Registrar

The Issuer initially appoints The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) as Registrar and Paying Agent for the Notes.  The Issuer may change any Registrar or Paying Agent without prior notice to the Holders.  The Issuer or any Guarantor may act as Paying Agent, Registrar or transfer agent.

4.   Indenture

The Issuer issued the Notes under an Indenture dated as of June 6, 2012 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among Truven Health Analytics Inc. (formerly known as Wolverine Healthcare Analytics, Inc.), Truven Holding Corp., (formerly known as VCPH Holding Corp.), as guarantor, and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”).  The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the Act for a statement of those terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior unsecured obligations of the Issuer.  The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited.  This Note is one of the 10.625% Senior Notes, Series A, due 2020 referred to in the Indenture.  The Notes include (i) $327,150,000 principal amount of the Issuer’s 10.625% Senior Notes, Series B, due 2020 issued under the Indenture on July 31, 2013 (the “Initial Notes”), (ii) $40,000,000 principal amount of the Issuer’s 10.625% Senior Notes, Series A, due 2020 issued under the Indenture on November 12, 2014 and (iii) if and when issued, additional 10.625% Senior Notes, Series A, due 2020 or 10.625% Senior Notes, Series B, due 2020 of the Issuer that may be issued from time to time in accordance with the Indenture subsequent to November 12, 2014 (together with the notes described in clause (ii) above, the “Additional Notes”) as provided in Section 2.1(a) of the Indenture and (iv) if and when issued, the Issuer’s 10.625% Senior Notes, Series B, due 2020 that may be issued from time to time under the Indenture in exchange for Additional Notes in an offer registered under the Securities Act as provided in the Registration Rights Agreement (herein called “Exchange Notes”).  The Initial Notes, the Additional Notes and the Exchange Notes shall be considered collectively as a single class for all purposes of the Indenture and any security documents.  The Indenture imposes certain limitations on the incurrence of indebtedness and issuance of disqualified stock and preferred stock, the making of restricted payments, the sale of assets and subsidiary stock, the incurrence of certain liens, the making of payments for consents, the entering into of agreements that restrict distribution from restricted subsidiaries and the consummation of mergers and consolidations.  The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Notes by certain subsidiaries.

5.   Guarantees

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors shall unconditionally guarantee (and future guarantors, together with the Guarantors, shall unconditionally Guarantee), jointly and severally, such obligations on a senior unsecured basis pursuant to the terms of the Indenture.

6.   Redemption

At any time prior to June 1, 2016, the Issuer may redeem all or a part of the Notes upon notice as described in Section 5.3 of the Indenture, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest and Additional Interest, if any, to but excluding the date of redemption (the “Redemption Date”), subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Until June 1, 2015, the Issuer may, at its option, upon notice as described under Section 5.3 of the Indenture, on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 110.625% of the aggregate principal amount of the Notes, plus accrued and unpaid interest and Additional Interest, thereon, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that (a) at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date and any Additional Notes that are issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 90 days of the date of closing of each such Equity Offering. The Trustee shall select the Notes to be purchased in the manner described under Sections 5.1 through 5.6 of the Indenture.

Except as set forth above, the Notes shall not be redeemable at the Issuer’s option prior to June 1, 2016.

On and after June 1, 2016, the Issuer may redeem the Notes in whole or in part, upon notice as described under Section 5.3 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest thereon and Additional Interest, if any, to but excluding the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on June 1, of each of the years indicated in the table below:

Period	Percentage

2016	105.313%
2017	102.656%
2018 and thereafter	100.000%

Any redemption pursuant to this paragraph 6 shall be made pursuant to the provisions of Sections 5.1 through 5.6 of the Indenture.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of: (a) the present value at such Redemption Date of (i) the redemption price of such Note at June 1, 2016 (such redemption price being set forth in the table appearing above), plus (ii) all required interest payments due on such Note through June 1, 2016 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

The Issuer shall calculate the Applicable Premium.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2016; provided, however, that if the period from the redemption date to June 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.   Repurchase Provisions

If a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described in Section 5.7 of the Indenture, each Holder shall have the right to require the Issuer to repurchase from each Holder all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date as provided in, and subject to the terms of, the Indenture.

8.   Denominations; Transfer; Exchange

The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any tax and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Note (A) for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.

9.   Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.   Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Issuer for payment as general creditors unless an abandoned property law designates another person and not to the Trustee for payment.

11.   Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Securities for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

12.   Amendment, Supplement, Waiver

Subject to certain exceptions contained in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, any Guarantee and the Notes as provided in the Indenture.

13.   Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or certain Restricted Subsidiaries) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the total outstanding Notes by notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest (including Additional Interest), if any, and any other monetary obligations on all the Notes to be due and payable.  Upon such a declaration, such principal, premium and accrued and unpaid interest (including Additional Interest) and any other monetary obligations shall be due and payable immediately.  If a bankruptcy, insolvency or reorganization of the Issuer or certain Restricted Subsidiaries occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest (including Additional Interest) and any other monetary obligations on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

14.   Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, Guarantors or their Affiliates with the same rights it would have if it were not Trustee.

15.   No Recourse Against Others

An incorporator, director, officer, employee or stockholder of the Issuer or any Guarantor or any of their parent companies, solely by reason of this status, shall not have any liability for any obligations of the Issuer or any Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are a part of the consideration for the issuance of the Notes.

16.   Authentication

This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17.   Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

18.   CUSIP, Common Code and ISIN Numbers

The Issuer has caused CUSIP, Common Code and ISIN numbers, if applicable, to be printed on the Notes and has directed the Trustee to use CUSIP, Common Code and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

19.   Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture.  Requests may be made to:

Truven Health Analytics Inc.

One North Dearborn, #1400

Chicago, IL 60602

Fax: (312)-533-3505)

Attention: Andra Heller (General Counsel’s Office)

with a copy to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, NY 10020-1104

Fax: 212-884-8692

Attention: Jamie Knox

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                        agent to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Issuer.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1)	☐	acquired for the undersigned’s own account, without transfer; or

(2)	☐	transferred to the Issuer; or

(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	transferred pursuant to an effective registration statement under the Securities Act; or

(5)	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)	☐

transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.8 of the Indenture); or

(7)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Issuer pursuant to Section 3.5 or 3.10 of the Indenture, check either box:

☐	☐
3.5	3.10

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 3.5 or 3.10 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or an integral multiple of $1,000 in excess thereof):  $                                                                                         and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repurchased (in the absence of any such specification, one such Note shall be issued for the portion not being repurchased):                                   .

Date:	Your Signature
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.